Exhibit 3(y)

     WAIVER AND AMENDMENT TO RECEIVABLES PURCHASE AND TRANSFER AGREEMENT AND
                          LOAN AND SECURITY AGREEMENT

         WAIVER AND AMENDMENT dated as of September __, 2000 (this "Amendment"), to the Receivables Purchase and Transfer Agreement, dated as of November 9, 1998 (as amended, modified or supplemented from time to time in accordance with its terms, the "RPTA"), by and among Star Multi Care Services, Inc., a New York corporation (the "Primary Servicer"), each of the parties named on Schedule I thereto (each, including the Primary Servicer, a "Provider" and, collectively, the "Providers") and SMCS Care, LLC, a New York limited liability company (the "Purchaser"), and to the Loan and Security Agreement, dated as of November 9, 1998 (as amended, modified or supplemented from time to time in accordance with its terms, the "LSA") between the Purchaser as borrower (the "Borrower"), and Daiwa Healthco-3 LLC (the "Lender").

         WHEREAS, the parties hereto have agreed to amend certain provisions of the LSA and the RPTA.

         WHEREAS, the parties hereto have agreed to waive certain provisions of the LSA and the RPTA.

         WHEREAS, the parties hereto have agreed to remove Star Multi Care Services of Florida, Inc. as a Provider under the RPTA.

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Unless otherwise specifically defined herein, all capitalized terms used herein shall have the respective meanings ascribed to such terms in the RPTA and the LSA. 2.

3. Amendment to LSA. Subject to the conditions as to effectiveness set forth in Paragraph 10 of this Amendment, the LSA is hereby amended as follows:
4.

(a) Section 1.02(i) of the LSA is hereby amended by deleting the amount of "$10,000,000" appearing therein and substituting the amount "$7,000,000" therefor.
(b)

(c) Section 1.04 of the LSA is hereby restated in it entirety to read as follows:

(d)
                  " 1.04. Termination of Revolving Commitment. (a) On the Maturity Date, the Revolving Commitment shall be cancelled automatically. In addition, prior to the Maturity Date, the Borrower may terminate the Revolving Commitment pursuant to Section 5.07(b). Upon such cancellation, the Revolving Advances (together with all other Lender Debt) shall become, without further action by any Person, immediately due and payable together with all accrued interest thereon to such date plus any fees, premiums, charges or costs provided for hereunder.

                  (b) Notwithstanding the foregoing Section 1.04(a), the Provider shall pay to the Lender an early termination fee (i) if the facility is terminated within 12 months of the Amendment Date, of 2% of the Revolving Commitment, and (ii) if the facility is terminated after 12 months of the Amendment Date, of 1.5% of the Revolving Commitment."

(a) Section 1.05(a) of the LSA is hereby restated in its entirety to read as follows:
(b)
                  "(a) Interest. The Borrower shall pay interest on the Revolving Loan on (i) each Interest Payment Date and (ii) the Maturity Date (whether by acceleration or otherwise), in each case, at an interest rate per annum equal to the LIBO Rate in effect for applicable Interest Period plus 3.75%."

(a) Section 1.05(b) of the LSA is hereby amended by inserting immediately after the words "applicable to the Revolving Loan" the following proviso to read as follows:

(b)
                  "; provided, that, if an Event of Default occurs solely as a result of an Event of Termination under paragraph (gg) of Exhibit V of the RPTA for an amount less than $4,000,000, the Lender shall not be entitled to default interest pursuant to this Section 1.05(b)"

(a) Clause (a) in the second sentence of Section 5.05(a) of the LSA is hereby restated in its entirety to read as follows:
(b)
                  "(a) all reasonable costs and expenses incurred by the Lender or its agent in connection with periodic audits, which audits, other than after an Event of Default, shall occur no more frequently than twice annually,"

(a) In Exhibit I of the LSA a new definition is added immediately following the definition of "Agreement" to read as follows:
(b)
(c)               "Amendment Date" means September __, 2000.
(d)
(e) In Exhibit I of the LSA the definition of "Borrowing Base" is hereby restated in its entirety to read as follows:
(f)
                  "Borrowing Base" shall mean an amount equal to ninety percent (90%) of the Expected Net Value of Eligible Receivables. Such percent shall step down by one half of one percent (1/2%) per month on the 15th calendar day (or if the 15th calendar day is not a Business Day then on the next succeeding Business Day) over the five consecutive months beginning on such day in September, 2000, when such percent shall reduce to eighty-nine and one half percent (89.5%), and continue to reduce by one half of one percent (0.5%) through January, 2001, at which point the Borrowing Base shall remain at eighty-seven and one half percent (87.5%) until the Maturity Date.

(a) Clause (i) of the definition of "Program Manager" in Exhibit I of the LSA is hereby restated in its entirety to read as follows:
(b)
(c)         "(i) Healthcare Finance Group, Inc."
(d)
(e) In Exhibit I of the LSA the definition of "Scheduled Maturity Date" is hereby restated in its entirety to read as follows:
(f)
                  "Scheduled Maturity Date" means the date 36 months after the Amendment Date, and as such date may, in the sole discretion of the Lender, be extended thereafter in accordance with Section 5.07(i).

(a) In Exhibit IV of the LSA, clause (r) is hereby restated in its entirety to read as follows:
(b)
                  (r) Master Servicer Certificate. No later than October 15, 2000, the Lender shall receive a certificate from the Master Servicer stating that all computer linkups and interfaces necessary or desirable, in the judgment of the Master Servicer, to effectuate the transactions and information transfers contemplated hereunder, are fully operational to the satisfaction of the Master Servicer. Upon any change, modification, alteration, upgrade or other event that affects any and all computer linkups and/or interfaces, the Lender shall receive a certificate no later than within 30 days of such change, modification, upgrade or other event from the Master Servicer stating that all computer linkups and interfaces necessary or desirable, in the judgment of the Master Servicer, to continue to effectuate the transactions and information transfers contemplated hereunder, are fully operational to the satisfaction of the Master Servicer.

(a) In Exhibit V of the LSA, a new clause is hereby added to read as follows:
(b)
                  (cc) The fiscal year end financial statements of the Borrower dated as of May 31, 2000, shall be materially different from the draft form of such statements previously delivered to the Lender.

(a) Schedule I of the LSA is hereby amended by substituting "Healthcare Finance Group, Inc." for "Daiwa Securities America, Inc." where it appears therein.
(b)


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

(c) Schedule III of the LSA is hereby amended by deleting the following name therefrom and such person shall, as of the date hereof, no longer be a "Designated Provider" for any purpose under the LSA and none of the Accounts contributed to the Purchaser by such person shall constitute Eligible Receivables regardless of their compliance with the Eligibility Criteria: Star Multi Care Services of Florida, Inc.
(d)

2. Amendments to RPTA. Subject to the conditions as to effectiveness set forth in Paragraph 10 of this Amendment, the RPTA is hereby amended as follows:
3.

(a) Star Multi Care Services of Florida, Inc. shall be deleted as a party to the RPTA and shall each cease to be a "Provider" as such term is defined in the RPTA; provided, however, that solely for the purposes of clause
(x) of Exhibit V of the RPTA, Star Multi Care Services of Florida, Inc. shall be considered a Provider for so long as it is reflected on the consolidated financial statements of the Primary Servicer. From and after the date hereof, Star Multi Care Services of Florida, Inc. shall have no further indebtedness, liabilities or obligations owing to the Purchaser, except that nothing contained herein shall, or shall be deemed to, cancel, impair, disturb or otherwise limit the obligations and liabilities of Star Multi Care Services of Florida, Inc. under indemnification and other provisions of the RPTA and the other Documents that are expressly stated to survive the termination of the RPTA and under any provisions of the RPTA and other Documents which are necessary for the enforcement by the Purchaser or its successors or assigns of any such surviving obligations and liabilities. Star Multi Care Services of Florida, Inc. hereby discharges and releases the Provider, the Lender and each of their respective successors and assigns, of and from any and all claims, demands, debts, obligations, liabilities, actions and causes of action, whether in law or in equity, now existing or hereafter arising out of or in connection with the RPTA and other Documents.
(b)

(c) In Exhibit I of the RPTA, the definition of "Tangible Net Worth" is hereby amended to add the following proviso at the end thereof:
(d)
                  "provided, however, that with respect to the fiscal quarter ended August 31, 2000 and thereafter, the definition of "Tangible Net Worth" means, with respect to any person at any time, the sum of (i) such Person's capital stock, capital in excess of par or stated value of shares of its capital stock, retained earnings and any other account which, in accordance with GAAP, constitutes stockholders' equity, less
         (ii) treasury stock, minus (iii) the book value of all assets classified as intangible under GAAP, including, without limitation, goodwill, deferred taxes, deferred financing costs, trademarks, trade names, patents, copyrights and licenses."

(a) In Exhibit V of the RPTA, the following clauses are each hereby restated to read as follows:
(b)
                  (x) Consolidated Tangible Net Worth. The Providers permit the Consolidated Tangible Net Worth, calculated at the end of each fiscal quarter of the Providers, (i) for the fiscal quarter ended August 31, 2000, to be less than -$1,295,000, (ii) for the fiscal quarter ended November 30, 2000, to be less than -$1,274,000, (iii) for the fiscal quarter ended February 28, 2001, to be less than -$1,260,000, (iv) for the fiscal quarter ended May 31, 2001, and for each succeeding fiscal quarter thereafter, to be less than -$1,235,000; provided, however, that upon Star Multi Care Services of Florida, Inc. no longer being reflected on the consolidated financial statements of the Primary Servicer each of the foregoing amounts shall be increased, on a dollar for dollar basis, by the amount of Consolidated Tangible Net Worth attributable to Star Multi Care Services of Florida, Inc. as reflected on the most recently delivered financial statements that include Star Multi Care Services of Florida, Inc.; provided, further, that any increase in the Tangible Net Worth of Star Multi Care Services of Florida, Inc. will directly increase the Consolidated Tangible Net Worth requirement.

                  (y) Consolidated Interest Coverage Ratio. The Providers permit the Consolidated Interest Coverage Ratio for each fiscal quarter of the Providers, commencing with the fiscal quarter ending August 31, 2000, to be less than 2.00:1.00.

                  (aa) Consolidated Debt Service Coverage Ratio. The Providers permit the Consolidated Debt Service Coverage Ratio for each fiscal quarter of the Providers, commencing with the fiscal quarter ending August 31, 2000, to be less than 1.20:1.00.

                  (dd) EBITDA. The Providers permit EBITDA, calculated at the end of each fiscal quarter of the Providers, (i) for the fiscal quarter ended August 31, 2000, to be less than $338,000, (ii) for the fiscal quarter ended November 30, 2000, to be less than $332,000, (iii) for the fiscal quarter ended February 28, 2001, to be less than $318,000, and (iv) for each fiscal quarter thereafter, to be less than $337,000.

(a) In Exhibit V of the RPTA, the following new clauses are hereby added to read as follows:
(b)
                  (ee) Net Income. The Providers permit net income (as determined in accordance with GAAP) of such Providers (on a consolidated basis), calculated at the end of each fiscal quarter of the Providers, to be less than $0 for any fiscal quarter.

                  (ff) Settlements. Any Provider or any Subsidiary thereof (or any combination thereof) enters into a settlement arrangement or proposes to enter into a settlement arrangement with any Governmental Entity or other governmental authority requiring payment by such Provider or such Subsidiary (or any combination thereof) of (x) amounts aggregating $1,000,000 or more or (y) amounts aggregating $125,000 or more in any fiscal quarter.

                  (gg) Claims. Any Governmental Entity or other governmental authority shall assert a claim against any Provider or any Subsidiary thereof (or any combination thereof) for amounts aggregating $1,000,000 or more.

1.                Waivers under LSA.
2.
(a) The Lender hereby waives any existing Default or Event of Default that arose solely as a result of a breach under clause (d) of
Exhibit V of the LSA referring to an Event of Termination under the RPTA specified in Paragraphs 5(a) and (b) of this Amendment.
(b)
(c) The Lender hereby waives its rights under the provisions of Section 3.02(a) and (b) of the LSA solely for the Borrower's failure to comply with the provisions of clause (d) of Exhibit V of the LSA for the periods specified in Paragraph 5(a) of this Amendment.
(d)
(e)
                           Except for the specific waivers set forth above,
nothing herein shall be deemed to be a waiver of any covenant or agreement contained in the LSA.
(f)
3.                Waivers under RPTA. 4.
(a) The Purchaser hereby waives any existing Event of Termination that arose solely as a result of the Providers' failure to comply with (i) the provisions of clauses (aa) and (dd) of Exhibit V of the RPTA with respect to the fiscal quarter ended February 29, 2000, and (ii) the provisions of clauses (x), (y), (aa) and (dd) of Exhibit V of the RPTA with respect to the fiscal quarter ended May 31, 2000.
(b)
(c) The Purchaser hereby waives its rights under the provisions of Section 3.02(a) and (b) of the RPTA solely for the Providers' failure to comply with the provisions of clauses (aa) and (dd) of Exhibit V of the RPTA for the periods specified in Paragraph 5(a) above.
(d)
(e)
                           Except for the specific waivers set forth above,
nothing herein shall be deemed to be a waiver of any covenant or agreement contained in the RPTA.
(f)
5. Covenant. As soon as possible and, in any event, by no later than 6 months after the date hereof, the Primary Servicer shall retain an individual to be chief financial officer of the Providers, such individual to have the appropriate skills and background for serving as chief financial officer and such individual to be otherwise reasonably satisfactory to the Lender.
6.
7. Consent to Name Change. The Purchaser and the Providers hereby consent to Daiwa Healthco-3 LLC changing its name. The Purchaser and the Providers further agree to execute new UCC financing statements to reflect such name change.

1. Representations and Warranties of the Borrower. The Borrower hereby represents and warrants as of the date hereof as follows (which representations and warranties shall survive the execution and delivery of this Amendment):
2.
(a) All representations and warranties made by the Borrower in Article III of the LSA and each of the other Documents are true and correct in all material respects as of the date hereof with the same force and effect as if made on such date (except to the extent that any such representation or warranty relates expressly to an earlier date or to the extent that any such representation or warranty is expressly waived herein).

(a) The Borrower has the requisite power to execute, deliver and carry out the terms and provisions of this Amendment.
(b)
(c) This Amendment has been duly executed and delivered and constitutes the legal, valid and binding obligation of the Borrower, and is enforceable in accordance with its terms subject (i) as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally, from time to time in effect, and (ii) to general principles of equity.
(d)
(e) No event has occurred and is continuing which constitutes or would constitute a Default or an Event of Default under the LSA.
(f)
(g) After giving effect to the removal of Star Multi Care Services of Florida, Inc. pursuant to Section 5.19(b) of the RPTA, the statements contained in Section 5.19(b) of the RPTA are true and correct.
(h)
2. Representations and Warranties of the Providers. Each Provider hereby represents and warrants as of the date hereof as follows (which representations and warranties shall survive the execution and delivery of this Amendment):
3.
(a) All representations and warranties made by such Provider in Article III of the RPTA are true and correct in all material respects as of the date hereof with the same force and effect as if made on such date (except to the extent that any such representation or warranty relates expressly to an earlier date or to the extent that any such representation or warranty is expressly waived herein).
(a) Such Provider has the requisite power to execute, deliver and carry out the terms and provisions of this Amendment.
(b)
(c) This Amendment has been duly executed and delivered and constitutes the legal, valid and binding obligation of such Provider, and is enforceable in accordance with its terms subject (i) as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally, from time to time in effect, and (ii) to general principles of equity.
(d)
(e) No event has occurred and is continuing which constitutes or would constitute an Event of Termination under the RPTA.
(f)
2. Conditions Precedent. Notwithstanding any term or provision of this Amendment to the contrary, Paragraphs 2, 3, 4 and 5 hereof shall not become effective until:
3.
(a) The Lender and the Purchaser shall have received counterparts of this Amendment, duly executed and delivered on behalf of the Primary Servicer, the Providers, the Purchaser, the Borrower and the Lender;
(b)
(c) The Lender shall have received from the Purchaser a facility fee equal to $100,000.00;
(d)
(e) Messrs. Kaye, Scholer, Fierman, Hays & Handler, LLP, counsel to the Lender, shall have received payment in full for all reasonable legal fees charged and all costs and out-of-pocket expenses incurred by such counsel through the date first written above in connection with the transactions contemplated by this Agreement.
(f)
4. Continued Effectiveness. Nothing herein shall be deemed to be a waiver of any covenant (except as contained in Paragraphs 4 and 5 herein), or agreement contained in, or any Default or Event of Default under the LSA, or any Event of Termination under the RPTA and each of the parties hereto agrees that, as amended by this Amendment, all of the covenants and agreements and other provisions contained in the RPTA, LSA and the other Documents shall remain in full force and effect from and after the date of this Amendment.
5.
6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original, and all of which, taken together, shall constitute a single instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.
7.
8. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of

New York (other than the conflicts of laws principles thereof).
9.
10.

                            [Signature pages follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.



BORROWER AND PURCHASER:          SMCS CARE, LLC

                                 By:
                                    ----------------------------------
                                    Name:
                                    Title:

LENDER:                          HEALTHCARE FINANCE GROUP, INC.


                                 By:
                                    ----------------------------------
                                    Name:
                                    Title:

PROVIDERS:                       STAR MULTI CARE SERVICES, INC.


                                 By:
                                    ----------------------------------
                                    Name:
                                    Title:


                                 AMSERVE HEALTHCARE OF OHIO, INC.

                                 By:
                                    ----------------------------------
                                    Name:
                                    Title:

                                 AMSERVE HEALTHCARE OF NEW
                                 JERSEY, INC.

                                 By:
                                    ----------------------------------
                                    Name:
                                    Title:


                                 EFCC ACQUISITION CORP.

                                 By:
                                    ----------------------------------
                                    Name:
                                    Title: